Exhibit 3.43

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “URS FEDERAL SERVICES, INC.”, FILED IN THIS OFFICE ON THE SEVENTH DAY OF JANUARY, A.D. 2010, AT 5:10 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State
4774658 8100	AUTHENTICATION: 7746490
100019702	DATE: 01-08-10
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 05:51 PM 01/07/2010 FILED 05:10 PM 01/07/2010 SRV 100019702 – 4774658 FILE

CERTIFICATE OF INCORPORATION

OF

URS FEDERAL SERVICES, INC.

ARTICLE I

The name of the corporation is URS Federal Services, Inc.

ARTICLE II

The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000), all of which shall be Common Stock, and the par value of each share shall be one cent ($.01).

ARTICLE V

The name and mailing address of the incorporator is:

Kristin L. Jones

URS Corporation

600 Montgomery Street, 25th Floor

San Francisco, California 94111

ARTICLE VI

In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the corporation.

ARTICLE VII

Election of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

ARTICLE VIII

No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper benefit.

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 6th day of January, 2010.

By:	/s/ Kristin L. Jones
Kristin L. Jones
Incorporator